                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
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      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                        GENZYME CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
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           (2)  Aggregate number of securities to which transaction
                applies:
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           (3)  Per unit price or other underlying value of transaction
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/ /        Check box if any part of the fee is offset as provided by
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

                                                              GENZYME CORPORATION
                                                              One Kendall Square
                                                              Cambridge, MA 02139
  [LOGO]                                                      (617) 252-7500

DEAR STOCKHOLDERS:

    We invite you to attend our Annual Meeting of Stockholders to be held on Thursday, May 31, 2001 at State Street Bank, 225 Franklin Street, Boston, Massachusetts.

    The enclosed proxy statement explains the agenda for the meeting and voting information and procedures. It also includes information about our board of directors and senior management. Please read this booklet carefully. Also included with the proxy statement is a copy of our 2000 Annual Report and your proxy card.

    Whether or not you plan to attend the annual meeting, your vote is very important to us. Information about voting procedures can be found in the proxy statement. Please return a signed proxy card or give us instructions by telephone or over the Internet so that you can be sure your shares will be properly voted.

Sincerely,

/s/ Henri A. Termeer

Henri A. Termeer
Chairman and
Chief Executive Officer

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF GENZYME CORPORATION

DATE:     Thursday, May 31, 2001

TIME:     2:00 - 4:00 p.m.

PLACE:    State Street Bank
          Enterprise Room, 5th floor
          225 Franklin Street
          Boston, Massachusetts

PURPOSE:

       - Re-elect two directors.

       - Amend our corporate charter to increase the number of authorized shares of Genzyme General Division common stock from 200,000,000 to 500,000,000 shares.

       - Amend our 1999 Employee Stock Purchase Plan to increase the number of shares of Genzyme General Division common stock covered by the plan by 400,000 shares.

       - Amend our 1999 Employee Stock Purchase Plan to increase the number of shares of Genzyme Biosurgery Division common stock covered by the plan by 100,000 shares.

       - Amend our 1998 Director Stock Option Plan to increase the number of shares of Genzyme General Division common stock available for grant by 125,000 shares.

       - Amend our 1998 Director Stock Option Plan to increase the number of shares of Genzyme Biosurgery Division common stock available for grant by 200,000 shares.

       - Amend our 1998 Director Stock Option Plan to increase the number of shares of Genzyme Molecular Oncology Division common stock available for grant by 150,000 shares.

       - Approve our 2001 Equity Incentive Plan.

       - Act on any other matter that may be properly brought before the meeting.

Only stockholders of record at the close of business on April 2, 2001 will be entitled to vote at the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "IN FAVOR OF" EACH OF THE PROPOSALS.

    PROXY MATERIAL MAILING DATE:
       April 24, 2001

                                          By order of the Board of Directors,
                                          PETER WIRTH, CLERK

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
General Information About Voting............................      2

Stock Ownership.............................................      4

ELECTION OF DIRECTORS.......................................      6

Directors Continuing in Office..............................      7

Director Compensation.......................................      8

Board Meetings..............................................      9

Executive Compensation......................................     10

Compensation Committee Report on Executive Compensation.....     10

Summary Compensation Table..................................     13

Option Grants in Last Fiscal Year...........................     14

Aggregated Option Exercises in Last Fiscal Year and Fiscal
  Year-End Option Values....................................     15

Executive Employment Agreements.............................     16

Executive Severance Agreements..............................     17

Stock Performance Graphs....................................     17

PROPOSAL TO AMEND OUR CORPORATE CHARTER.....................     19

PROPOSALS TO AMEND OUR EMPLOYEE STOCK PURCHASE PLAN.........     20

PROPOSALS TO AMEND OUR DIRECTOR STOCK OPTION PLAN...........     22

PROPOSAL TO APPROVE OUR 2001 EQUITY INCENTIVE PLAN..........     23

Certain Transactions........................................     25

Section 16(a) Beneficial Ownership Reporting Compliance.....     26

Independent Accountants.....................................     26

Stockholder Proposals.......................................     26

Where You Can Find More Information.........................     26

APPENDICES

Appendix A--Charter of the Genzyme Corporation Audit
  Committee.................................................    A-1

Appendix B--2001 Equity Incentive Plan......................    B-1

                        GENERAL INFORMATION ABOUT VOTING

Our board of directors is soliciting proxies for the 2001 Annual Meeting of Stockholders. This proxy statement explains the agenda, voting information and procedures. Please read it carefully.

In this proxy statement, references to "we," "us," "our," "the company" or "Genzyme" mean Genzyme Corporation.

WHO CAN VOTE. Only stockholders of record of each series of Genzyme common stock at the close of business on April 2, 2001 can vote at the meeting. We currently have three series of common stock, and each is publicly traded on The Nasdaq Stock Market-Registered Trademark-:

    - Genzyme General Stock;

    - Genzyme Biosurgery Stock; and

    - Genzyme Molecular Oncology Stock.

The Genzyme Biosurgery Stock was created on December 18, 2000 when we established the Genzyme Biosurgery Division through the combination of our Surgical Products and Tissue Repair divisions and Biomatrix, Inc. All information in this proxy statement reflects this change in our capital structure.

QUORUM. In order to hold and complete the business of the annual meeting, we must have a majority in interest of the outstanding shares of all three series of common stock, together as a single class, represented at the meeting.

SHARES OUTSTANDING AND VOTING POWER.

                                                           SHARES
                                                         OUTSTANDING       NUMBER OF          TOTAL
                                                        APRIL 2, 2001   VOTES PER SHARE   VOTING SHARES
                                                        -------------   ---------------   -------------
Genzyme General Stock.................................  96,244,149           1.00           96,244,149
Genzyme Biosurgery Stock..............................  36,460,082           0.14            5,104,411
Genzyme Molecular Oncology Stock......................  15,916,531           0.14            2,228,314
                                                          ----------         ----          -----------
  Total...............................................                                     103,576,874

The number of votes for each series of common stock was set on January 1, 2001 and is reset every two years in accordance with our charter. The number of votes is based on an average closing stock price for each series of stock over a defined period of time.

HOW TO VOTE YOUR SHARES.  There are four ways you can vote your shares:

    - by mail;

    - by telephone;

    - on the Internet; or

    - in person, at the annual meeting.

To vote by mail, simply complete the enclosed proxy card, sign and date it, and return it in the enclosed self-addressed envelope. Instructions for voting by telephone or on the Internet can be found on your proxy card. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

By signing a proxy, you are authorizing us to vote your shares at the meeting in the manner you direct. If you return a signed proxy without specific voting instructions, your shares will be voted in favor of the proposals recommended by the board of directors. If any matters come before the meeting which are not described in this proxy statement, the proxies will use their own judgment to determine how to vote your shares.

If your shares are held in a nominee name, you must request a legal proxy from your nominee as proof of ownership in order to vote at the meeting.

HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS. You may revoke or amend your proxy before it is voted by writing to us directly, submitting a new proxy with a later date, or by attending the meeting and voting in person.

WHAT IF YOU GET MORE THAN ONE PROXY CARD? This means that you have more than one account at the transfer agent and/or with a nominee. It may also mean that you hold stock in more than one series of our common stock. Your proxy card lists the number of shares you are voting. Please sign and return all proxy cards to be sure that all of your shares are voted.

We recommend you consolidate your holdings under the same name, address and tax identification number as much as possible. This will eliminate some duplication of mailings and costs. Please contact your nominee to consolidate accounts, or our transfer agent, American Stock Transfer and Trust Co., Inc. at
(800) 937-5449.

HOW THE SHARES ARE COUNTED. For all of the proposals that are scheduled to be presented at the meeting, other than the amendment of our charter, the favorable vote of the majority of votes cast at the meeting is required to approve the proposals. Approval of the proposal to amend our charter requires the affirmative vote of a majority of all shares of Genzyme General Stock, Genzyme Biosurgery Stock and Genzyme Molecular Oncology Stock outstanding and entitled to vote, voting together as a single class. Abstentions and broker non-votes are counted for determining a quorum. Abstentions and broker non-votes will not count as votes for or against a matter determined by a majority of votes cast at the meeting, but will count as votes against the charter amendment. A broker non-vote occurs when a broker returns a proxy but does not have the authority to vote on a particular proposal without a specific instruction from the owner of the shares.

COSTS OF SOLICITATION. We are paying Innisfree M&A Incorporated, a proxy solicitation firm, $12,000 plus expenses to help us with the solicitation. Our employees may solicit proxies personally, electronically, by telephone or by mail. We also reimburse, on request, the fees and expenses of brokers and other nominees for sending you the proxy material and sending in your vote.

RESULTS OF THE VOTING. We will announce the results of the voting at the annual meeting. We will also publish the results in our quarterly report on Form 10-Q that we will file with the Securities and Exchange Commission in August 2001.

ANNUAL MEETING TO BE BROADCAST ON OUR WEB SITE. The annual meeting will be broadcast live over the Internet at our corporate web site at HTTP://WWW.GENZYME.COM on the "Webcasts" page in the "Investor Information-- Investor Events" section. To listen to the meeting you need a computer equipped with speakers and a sound card.

                                STOCK OWNERSHIP

    This table shows how many shares are held by anyone that owns more than 5% of the outstanding shares of any series of our common stock. The information in this table is as of April 2, 2001 and is based on the most recent SEC filings by these persons or entities as to their ownership of our stock. Unless noted, each stockholder has sole voting and investment power for the shares listed in the table.

                                              GENZYME                GENZYME                     GENZYME
                                              GENERAL               BIOSURGERY              MOLECULAR ONCOLOGY
                                               STOCK        %         STOCK         %             STOCK             %
                                             ---------   --------   ----------   --------   ------------------   --------
Endre A. Balazs and Janet L. Denlinger (1)
  c/o Matrix Biology Institute
  65 Railroad Avenue
  Ridgefield, NJ 07657.....................          0      --      4,813,794      13.2                0            --
Citigroup, Inc. (2)
  399 Park Avenue
  New York, NY 10043.......................  6,427,657     6.7      2,336,417       6.4          153,637           1.0
Wellington Management Company, LLP (3)
  75 State Street
  Boston, MA 02109.........................  7,015,459     7.3      3,128,936       8.6          643,699           4.0

------------------------

(1)  Drs. Balazs and Denlinger are individual investors. Of the shares listed,

    - 358,100 shares are owned by the Matrix Charitable Institute, of which Dr. Balazs is a trustee and for which he disclaims beneficial ownership. Dr. Balazs disclaims any voting or investment power for the shares owned by the Matrix Charitable Institute;

    - Dr. Balazs owns 2,632,703 shares of Genzyme Biosurgery Stock. Dr. Balazs disclaims beneficial ownership of 333,280 of these shares which are held in trusts of which he is a trustee. Dr. Balazs also disclaims beneficial ownership of the shares held by Dr. Denlinger discussed below; and

    - Dr. Denlinger owns 1,822,991 shares of Genzyme Biosurgery Stock.
      Dr. Denlinger disclaims beneficial ownership of 175,932 shares which are held in trusts of which she is a trustee. Dr. Denlinger also disclaims beneficial ownership of the shares held by Dr. Balazs.

(2) Citigroup Inc. is a holding company and investment manager and advisor for Citicorp Bank. Citigroup shares voting and dispositive power for all of the shares listed, including with Salomon Smith Barney Holdings, Inc., a holding company that shares voting and dispositive power for 6,392,687 of the shares of Genzyme General Stock and 2,336,060 of the shares of Genzyme Biosurgery Stock listed. Citigroup is the sole stockholder of Salomon Smith Barney Holdings. No single client of Citigroup or its subsidiaries owns more than 5% of the shares listed.

(3) Wellington Management Company, L.L.P. is a holding company and registered investment advisor. Its clients can receive or direct the receipt of dividends and proceeds from sales of shares disposed of by Wellington Management. No single client owns more than 5% of the shares listed. Wellington Management has shared power to dispose or to direct the disposition of 7,005,159 shares of Genzyme General Stock, 3,128,936 shares of Genzyme Biosurgery Stock and 643,699 shares of Genzyme Molecular Oncology Stock, and has shared power to vote or to direct the vote with respect to 3,053,278 shares of Genzyme General Stock, 2,765,271 shares of Genzyme Biosurgery Stock and 545,849 shares of Genzyme Molecular Oncology Stock.

    The next table shows how much of the outstanding shares of each series of our common stock is held by the executive officers listed in the compensation table on page 13, our directors, and all of our current executive officers and directors together. It also includes information about the ownership of Genzyme

Transgenics Corporation, a 26% owned subsidiary of Genzyme. Unless otherwise noted, each director and officer has sole voting and investment power for the shares listed. The information in this table is as of April 2, 2001.

                                                           NUMBER OF SHARES BENEFICIALLY OWNED(1)
                                                                 (* INDICATES LESS THAN 1%)
                            -----------------------------------------------------------------------------------------------------
                             GENZYME                GENZYME                     GENZYME                      GENZYME
                             GENERAL               BIOSURGERY              MOLECULAR ONCOLOGY              TRANSGENICS
                              STOCK        %         STOCK         %             STOCK             %          STOCK         %
                            ---------   --------   ----------   --------   ------------------   --------   -----------   --------
Henri A. Termeer (2)......    936,248     1.0       523,845       1.4           136,853             *        37,500          *
Earl M. Collier, Jr.
  (3).....................     69,441       *       125,662         *            25,036             *         1,000          *
Alan E. Smith.............    184,591       *        31,034         *            43,707             *             0          *
G. Jan van Heek (4).......     56,556       *        33,445         *            27,059             *         2,500          *
Peter Wirth...............    174,203       *        60,337         *            56,948             *         2,000          *
Constantine E.
  Anagnostopoulos.........     39,000       *        17,334         *            10,916             *             0          *
Douglas A. Berthiaume
  (5).....................     52,100       *        41,220         *            15,214             *             0          *
Henry E. Blair............     46,600       *        21,745         *            27,213             *        31,000          *
Robert J. Carpenter (6)...    139,366       *        23,056         *            11,764             *             0          *
Charles L. Cooney (7).....     20,350       *        21,603         *            12,478             *             0          *
Victor J. Dzau............      4,000       *         4,000         *             4,000             *             0          *
Sen. Connie Mack III......      4,000       *         4,000         *             4,000             *             0          *
All current officers and
  directors as a group
  (15 people).............  1,844,415     1.9       953,670       2.6           415,553           2.6        74,000          *

------------------------

(1) The shares listed include the following stock options exercisable within 60 days after April 2, 2001:

                                                     GENZYME         GENZYME           GENZYME            GENZYME
                                                     GENERAL       BIOSURGERY     MOLECULAR ONCOLOGY    TRANSGENICS
                                                  STOCK OPTIONS   STOCK OPTIONS     STOCK OPTIONS      STOCK OPTIONS
                                                  -------------   -------------   ------------------   -------------
Henri A. Termeer................................      675,236        134,562           115,593            28,000
Earl M. Collier, Jr.............................       69,316        110,908            25,029                 0
Alan E. Smith...................................      156,384         28,550            43,680                 0
G. Jan van Heek.................................       52,372         27,092            25,507             2,000
Peter Wirth.....................................      171,704         28,287            56,771             2,000
Constantine E. Anagnostopoulos..................       32,000         15,960            10,700                 0
Douglas A. Berthiaume...........................       33,600         17,665            14,512                 0
Henry E. Blair..................................       33,600         17,665            14,512            30,000
Robert J. Carpenter.............................       62,395         15,957            10,700                 0
Charles L. Cooney...............................       11,000         15,960            10,700                 0
Victor J. Dzau..................................        4,000          4,000             4,000                 0
Sen. Connie Mack III............................        4,000          4,000             4,000                 0
All current officers and directors as a group
  (15 people)...................................    1,413,148        461,666           375,827            62,000

The Genzyme General shares listed in this footnote for Mr. Termeer includes 14,542 options that were assumed in the acquisition of GelTex
Pharmaceuticals, Inc. in December 2000. Mr. Termeer was a member of the GelTex board of directors and received stock options in his capacity as a director. The options were fully exercisable at the time of the acquisition. The shares listed in this footnote for Mr. van Heek and for all current officers and directors as a group include 8,511 shares of Genzyme General Stock, 2,333 shares of Genzyme Biosurgery Stock and 1,626 shares of Genzyme Molecular Oncology Stock subject to stock options held by Mr. van Heek's wife. Mr. van Heek disclaims beneficial ownership of shares held by his wife.

(2)  The stock beneficially owned by Mr. Termeer includes:

                                                           GENZYME     GENZYME          GENZYME
                                                           GENERAL    BIOSURGERY   MOLECULAR ONCOLOGY
                                                            STOCK       STOCK            STOCK
                                                           --------   ----------   ------------------
        - shares held by his wife........................   1,123        2,434             120
        - shares held in trusts..........................     500        2,899           2,019

The shares held in trusts are for the benefit of Mr. Termeer's children.
Mr. Termeer disclaims beneficial ownership of all shares held by his wife and the trusts.

(3)  Mr. Collier's wife owns 5,454 shares of Genzyme Biosurgery Stock.
Mr. Collier disclaims beneficial ownership of all shares held by his wife.

(4) Mr. van Heek's wife owns 1,659 shares of Genzyme General Stock, 558 shares of Genzyme Biosurgery Stock and 42 shares of Genzyme Molecular Oncology Stock. Mr. van Heek disclaims beneficial ownership of all shares held by his wife.

(5) Mr. Berthiaume's wife owns 2,000 shares of Genzyme General Stock, 740 shares of Genzyme Biosurgery Stock and 216 shares of Genzyme Molecular Oncology Stock. Mr. Berthiaume disclaims beneficial ownership of all shares held by his wife.

(6) Mr. Carpenter's wife owns 348 shares of Genzyme General Stock, 52 shares of Genzyme Biosurgery Stock and 41 shares of Genzyme Molecular Oncology Stock.
Mr. Carpenter disclaims beneficial ownership of all shares held by his wife.

(7)  The stock beneficially owned by Dr. Cooney includes:

                                                           GENZYME     GENZYME          GENZYME
                                                           GENERAL    BIOSURGERY   MOLECULAR ONCOLOGY
                                                            STOCK       STOCK            STOCK
                                                           --------   ----------   ------------------
        - held jointly with his wife.....................   8,623        5,592           1,732
        - held by his wife...............................     120           14              12
        - held by his son................................     607           37              34

Dr. Cooney disclaims beneficial ownership of all shares held individually by his wife and by his son.

                             ELECTION OF DIRECTORS

    We currently have eight directors. Our charter divides the board of directors into three classes, with each class being as equal in size as possible. Each class of directors is elected for a three-year term.

    Two directors have been nominated for re-election to a term of office expiring in 2004: Douglas A. Berthiaume and Henry E. Blair. Each of the nominees has agreed to serve as a director if he is elected. If for some reason a nominee is unable to serve, the board will propose a substitute nominee and the proxies will vote to approve the election of the substitute nominee. The following biographies give you information about each nominee followed by biographies of the directors who are continuing in office.

DOUGLAS A. BERTHIAUME, director since 1988

    Mr. Berthiaume, 52, is Chairman, President and Chief Executive Officer of Waters Corporation, a high technology manufacturer of products used for analysis and purification. From November 1990 to August 1994, he was President of the Waters Division of Millipore Corporation.

HENRY E. BLAIR, director since 1981

    Mr. Blair, 57, is the Chairman and Chief Executive Officer of Dyax Corp., a bioseparation, pharmaceutical discovery and development company, and a consultant to several companies, including Genzyme. Prior to January 1990, Mr. Blair was our Senior Vice President, Scientific Affairs. Before joining us in 1981, he was Associate Director of the New England Enzyme Center at Tufts University School of Medicine. Mr. Blair is also a director of Genzyme Transgenics.

                         DIRECTORS CONTINUING IN OFFICE

    The following directors were elected at our 1999 annual meeting for terms ending in 2002:

CONSTANTINE E. ANAGNOSTOPOULOS, director since 1986

    Dr. Anagnostopoulos, 78, is Managing General Partner of Gateway Associates, which is the general partner of Gateway Venture Partners III, L.P., a venture capital partnership. He is a retired corporate officer of Monsanto Company, and is also a director of Dyax Corp.

ROBERT J. CARPENTER, director since 1994

    Mr. Carpenter, 56, is President of Boston Medical Investors, Inc., a privately held company he formed in 1994 which invests in early stage health care companies. From November 1991 until it was merged with us in December 2000, Mr. Carpenter was Chairman of GelTex Pharmaceuticals, Inc., a pharmaceutical development company which he co-founded in November 1991 and where he served as President and Chief Executive Officer until May 1993. He was President and Chief Executive Officer of VacTex, Inc., a privately held biotechnology company which he co-founded, from November 1995 until its acquisition by Aquila Biopharmaceuticals, Inc. in April 1998. Mr. Carpenter was Chairman of the Board, President and Chief Executive Officer of Integrated Genetics, Inc., a biotechnology company that merged with us in 1989. Following the merger and until 1991, Mr. Carpenter was our Executive Vice President, and Chief Executive Officer and Chairman of the Board of IG Laboratories, Inc. He is also a director of Cardiac Science, Inc.

CHARLES L. COONEY, director since 1983

    Dr. Cooney, 56, is a Professor of Chemical and Biochemical Engineering and Co-Director of the Program on the Pharmaceutical Industry at Massachusetts Institute of Technology. Dr. Cooney joined the MIT faculty as an Assistant Professor in 1970 and became a Professor in 1982. Dr. Cooney is a director of CUNO, Inc., a high technology manufacturer of filtration products for separation, clarification and purification of liquids and gases. He is also a principal of BioInformation Associates, Inc., a consulting company.

    The following directors were elected at our 2000 annual meeting, or were appointed, for terms ending in 2003:

HENRI A. TERMEER, director since 1983

    Mr. Termeer, 55, has served as our President since October 1983, as Chief Executive Officer since December 1985 and as Chairman of the Board since
May 1988. For ten years prior to joining us, Mr. Termeer worked for Baxter Travenol Laboratories, Inc., a manufacturer of human health care products.
Mr. Termeer is a director of ABIOMED, Inc., AutoImmune Inc., Diacrin, Inc., and Genzyme Transgenics. He is also a trustee of Hambrecht & Quist Healthcare Investors and of Hambrecht & Quist Life Sciences Investors.

VICTOR J. DZAU, M.D., director since October 2000

    Dr. Dzau, 55, is the Hersey Professor of the Theory and Practice of Physics at the Harvard Medical School and Chairman of the Department of Medicine, Physician in Chief and Director of Research at Brigham and Women's Hospital in Boston, Massachusetts. Prior to this, Dr. Dzau was the Arthur L. Bloomfield Professor and Chairman of the Department of Medicine at Stanford University in Stanford, California. Dr. Dzau also serves as a director of MDVista and Corgentech, Inc. and serves on the board of trustees of Partners Healthcare System and Brigham and Women's Hospital.

SENATOR CONNIE MACK III, director since February 2001

    Senator Mack, 60, served as a United States Senator from the state of Florida from January 1989 until January 2001. He is currently a senior policy advisor to Shaw Pittman, a Washington, D.C. law firm and is also an advisory board member to Household International, Inc., a consumer financial services company. Senator Mack is also a director of Mutual of America, Darden Restaurants and EXACT Sciences Corporation.

                             DIRECTOR COMPENSATION

    Employee directors do not receive any additional compensation for their service on the board of directors. Non-employee directors receive the following:

    - quarterly retainer of $6,250;

    - $1,000 for each board meeting they attend, either in person or by telephone;

    - $500 for each committee meeting they attend, either in person or by telephone, for meetings not held on the day of a board meeting; and

    - quarterly retainer of $500 for service as a committee chair.

    Under our director deferred compensation plan, each director can choose to defer his fees until his service as a director ends or until a specified date. He can elect to defer his fees in exchange for cash or a combination of cash and stock. If he selects stock for all or a portion of the fee, the stock portion of the fee is deposited into stock accounts allocated to Genzyme General Stock, Genzyme Biosurgery Stock and/or Genzyme Molecular Oncology Stock. As of
March 31, 2001, one of the seven eligible directors was participating in the deferred compensation plan.

    Directors also receive stock option grants for each year (or partial year) served on our board. Grants are made when a director is elected, appointed or re-elected to the board. The terms of these grants include:

    - 4,000 shares each of Genzyme General Stock, Genzyme Biosurgery Stock and Genzyme Molecular Oncology Stock for each year of a director's term of office;

    - an exercise price equal to the closing price of each series of stock on the date of grant;

    - 4,000 shares of each series become exercisable on the date of each annual meeting following the date of grant; and

    - each grant has a term of ten years.

    Beginning in May 2001, directors will receive an increase of 2,000 shares in the stock option grants for each of Genzyme General Stock, Genzyme Biosurgery Stock and Genzyme Molecular Oncology Stock for each year of the director's term of office.

    Mr. Blair has provided consulting services to us since 1990. Mr. Blair's agreement covers a minimum of 25 days of consulting services during the year for an annual fee of $50,000. We did not pay Mr. Blair any fees in 2000 under this agreement.

    Dr. Cooney has provided consulting services to us since 1983. Dr. Cooney's agreement covers 15 days of consulting services during the year for an annual fee of $30,000. For each day he works in excess of 15 days he will be paid $2,000 per day or $250 per hour for partial days. We paid Dr. Cooney $30,000 in 2000.

    Mr. Carpenter entered into a consulting contract with us in 1998.
Mr. Carpenter is paid $2,000 per day and for partial days at a rate of $250 per hour. We did not pay Mr. Carpenter any fees in 2000 under this agreement.

                                 BOARD MEETINGS

    The board of directors held eight meetings during 2000, and each director attended at least 75% of all meetings of the board and all committees of the board on which he served. The board has audit and compensation committees, but does not have a nominating committee.

    AUDIT COMMITTEE. The audit committee held four meetings in 2000. Current members are Messrs. Berthiaume (chairman) and Carpenter and Dr. Anagnostopoulos, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The committee selects and evaluates our independent auditors, reviews the audited financial statements and discusses the adequacy of our internal controls with management and the auditors. The committee operates under a written charter adopted by the board. A copy of the charter is included as Appendix A to this proxy statement.

AUDIT COMMITTEE REPORT

    In the course of our oversight of Genzyme's financial reporting process, we have (i) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2000, (ii) discussed with PricewaterhouseCoopers LLP, the company's independent accountants, the matters required to be discussed by Statement on Accounting Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, and (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, discussed with the auditors their independence, and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

    Based on the foregoing review and discussions, we recommended to the board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          By the Audit Committee,

                                          DOUGLAS A. BERTHIAUME, CHAIRMAN
                                          CONSTANTINE E. ANAGNOSTOPOULOS
                                          ROBERT J. CARPENTER

    COMPENSATION COMMITTEE. The compensation committee held six meetings in 2000. Current members are Drs. Cooney (chairman) and Anagnostopoulos and
Mr. Berthiaume. The committee determines the compensation to be paid to all executive officers, including the chief executive officer, and administers our equity incentive plans.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Our executive compensation program is designed to attract, reward and motivate executive officers who contribute to our long-term success. We also seek to align executive compensation with the achievement of business objectives and individual and corporate performance. There are three elements to our executive compensation program:

    - base salary;

    - annual incentive bonuses; and

    - stock option grants.

    To determine executive compensation for 2000, we reviewed information from SEC filings, proxy statements, analyst reports for all series of our stock and for peer companies, and compensation surveys of the pharmaceutical and biopharmaceutical industries. Our objective is to ensure that base salary ranges for our executive positions are competitive with a selected group of major biopharmaceutical companies and size-adjusted pharmaceutical companies (with regressed annual revenues to $1 billion). We believe this is an appropriate group to measure cash compensation against because we look to this competitive marketplace for our executive positions.

    BASE SALARY. For 2000, Mr. Termeer recommended merit increases and base salary amounts for each officer other than himself based on his assessment of each officer's individual performance. We evaluated and approved Mr. Termeer's recommendations regarding each officer's base salary taking into account each officer's tenure and our subjective assessment of individual performance relative to the competitive market information. For 2000, we approved base salary increases ranging from 5.5% to 12.0%.

    INCENTIVE BONUSES. A significant portion of the direct pay of officers consists of annual incentive bonuses. The bonus targets are closely tied to performance measures, at both the corporate level and at individual areas of responsibility. We established a bonus target for each officer prior to the beginning of 2000 using the same data considered in setting base salaries. Mr. Termeer recommended the bonus targets for all officers other than himself and we evaluated and approved the targets.

    The bonus targets included both an individual performance component and a corporate performance component for all officers. There is also a divisional performance component, payable at our discretion, for those officers with operating responsibility for a specific business unit. The individual performance component was payable at the discretion of Mr. Termeer based on his evaluation of each officer's performance for the year. The corporate performance component was payable at our discretion based on the extent to which Genzyme achieved the operating income goals approved by the board of directors in connection with setting the 2000 annual budget. For 2000, we awarded each officer 100% of his or her targeted corporate bonus.

    STOCK OPTIONS. We have established guidelines to limit the total number of options that may be granted in a fiscal year to a stated percentage of shares outstanding. Annual option awards for Genzyme General Stock and Genzyme Molecular Oncology Stock were made in May 2000 to all qualified employees of the company, including the executive officers. The number of options granted to each officer was based on survey data with respect to comparable positions in other biopharmaceutical and size-adjusted pharmaceutical companies. The following range of option grants were made to our officers:

                                                          RANGE OF SHARES GRANTED
                                                          -----------------------
Genzyme General Stock...................................           3,611-24,108
Genzyme Molecular Oncology Stock........................           3,953-22,570

    Since the Genzyme Biosurgery division was not created until December 2000, we did not grant any Genzyme Biosurgery stock options to executive officers in 2000.

    MR. TERMEER'S COMPENSATION. In fixing Mr. Termeer's base salary for 2000, we considered compensation data from several executive officer compensation surveys, including those used in setting the base salaries for the other officers. We also considered Mr. Termeer's length of service with the company, his overall job performance and our desire to continue to make a significant portion of his overall cash compensation dependent on performance based bonuses rather than base salary. We considered several corporate performance measures from 1999, including:

    - the creation of Genzyme Surgical Products in June 1999;

    - completion of a phase 3 clinical trial to evaluate the use of Fabrazyme-TM- enzyme replacement therapy to treat patients with Fabry disease;

    - European approval for Seprafilm-TM- bioresorbable membrane for use in cardiac surgery;

    - a collaboration with researchers at Beth Israel Deaconess Medical Center in Boston to develop a treatment for cystic fibrosis based on a formulation designed to correct the lipid imbalance in cystic fibrosis patients to alleviate symptoms of the disease;

    - a collaboration with researchers at Mt. Sinai Medical Center to develop a therapy for Niemann-Pick disease;

    - completion of a phase 3 clinical trial of ATIII for the control of blood clotting;

    - establishment of a pre-clinical research program for pemphigus vulgaris, a fatal autoimmune disorder, through the acquisition of Peptimmune, Inc.;

    - an agreement to market Focal, Inc.'s surgical sealants in North America;
      and

    - a collaboration with Genovo, Inc. to develop gene therapy treatments for lysosomal storage diseases.

    We believe that a significant portion of Mr. Termeer's cash compensation should be tied to performance. Therefore, we set Mr. Termeer's 2000 combined bonus target at 100% of his base salary. Based on our assessment of the corporate and individual objectives we established for him, Mr. Termeer received 108% of his targeted bonus. In reviewing Mr. Termeer's performance, we believe that two accomplishments stand out as signature events for the company, specifically:

    - establishing Genzyme Biosurgery as a new division of the company through the combination of our former Surgical Products and Tissue Repair divisions with the acquired business of Biomatrix, Inc. in December 2000; and

    - the acquisition of GelTex Pharmaceuticals in December 2000.

    We believe that the impact of these events will have a significant effect on the future valuation of the company. Mr. Termeer's achievements also included:

    - the exclusive licensing of dendritic/cancer cell fusion technology from the Dana-Farber Cancer Institute;

    - 501(k) clearance from the FDA to market Sepramesh-TM- biosurgical composite for use in hernia repair procedures;

    - FDA marketing approval for Renagel-Registered Trademark- tablets for the reduction of serum phosphorus in hemodialysis patients with end-stage renal disease;

    - the launch of FocalSeal-Registered Trademark--L surgical sealant under a distribution and marketing agreement with Focal;

    - the filing of a Biologics License Application with the FDA and a Marketing Authorization Application in Europe for Fabrazyme-TM- enzyme replacement therapy to treat patients with Fabry disease; and

    - a tumor antigen discovery and licensing agreement between Genzyme Molecular Oncology and Purdue Pharma L.P.

    In May 2000, we granted Mr. Termeer special long-term, performance-accelerated incentive awards to purchase 200,000 shares of Genzyme General Stock, 150,000 shares of Genzyme Molecular Oncology Stock and, to be granted following its creation, 150,000 shares of Genzyme Biosurgery Stock. We chose these awards to provide Mr. Termeer with enhanced retention value and wealth opportunity that would closely mirror shareholder gains. Each set of options vests in seven years but provide for acceleration of exercisability if:

    - in each of two consecutive fiscal years in which the average annual total shareholder return for the series of stock in question equals or exceeds the average annual total shareholder return for the 75th percentile of the Standard & Poors Biotechnology Index; and

    - the share price for the series of stock in question has appreciated at a rate equal to or greater than a compounded annual rate of ten percent from the date of grant.

    TAX LAW LIMITS ON EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code limits the tax deduction available to Genzyme for compensation paid to our chief executive officer and the other four most highly paid officers in excess of $1,000,000 in any fiscal year. Certain performance based compensation that has been approved by stockholders is not subject to the limit. Our stockholders have approved an amendment to the 1990 Equity Incentive Plan designed to maximize the deductibility of certain awards under that plan. We reserve the authority to award compensation that is not fully deductible under the statute if such an award is consistent with our compensation policies and is in the best interests of the company and its stockholders.

                                          By the Compensation Committee,

                                          CHARLES L. COONEY, CHAIRMAN
                                          CONSTANTINE E. ANAGNOSTOPOULOS
                                          DOUGLAS A. BERTHIAUME

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                             ANNUAL                              COMPENSATION AWARDS
                                          COMPENSATION                    SECURITIES UNDERLYING OPTIONS(#)
                                --------------------------------   -----------------------------------------------
                                                                                            GENZYME
                                                                   GENZYME     GENZYME     MOLECULAR     GENZYME
NAME AND                                                           GENERAL    BIOSURGERY   ONCOLOGY    TRANSGENICS
PRINCIPAL POSITION                YEAR     SALARY($)   BONUS($)     STOCK      STOCK(2)      STOCK        STOCK
------------------------------  --------   ---------   ---------   --------   ----------   ---------   -----------
Henri A. Termeer..............    2000      926,500    1,000,000   200,000           0      150,000          --
  Chief Executive Officer         1999      850,000      786,250   232,901     120,215       73,899          --
                                  1998      803,223      698,670    72,800      10,458       31,200       9,000
Earl M. Collier, Jr...........    2000      390,500      225,625    10,934           0        8,542          --
  Executive Vice President        1999      365,000      201,000    92,115     105,242       29,228          --
                                  1998      356,539      170,000    21,835       1,829        5,459          --
Alan E. Smith.................    2000      353,100      196,700    17,302           0       11,586          --
  Senior Vice President,          1999      330,000      172,500    83,282      20,674       26,425          --
  Research; Chief Scientific      1998      317,000      175,000    40,269       2,193        6,544          --
  Officer
G. Jan van Heek...............    2000      381,500      265,000    21,364           0        8,345          --
  Executive Vice President        1999      350,000      220,000    88,330      15,211       28,027          --
                                  1998      330,154      225,000    16,189       3,100        4,625       2,000
Peter Wirth...................    2000      492,200      275,500    24,108           0       21,525          --
  Executive Vice President;       1999      460,000      221,000   116,090      18,164       36,835          --
  Chief Legal Officer             1998      445,462      225,000    23,804       2,279       13,602       2,000


                                    ALL OTHER
                                  COMPENSATION
                                -----------------

NAME AND
PRINCIPAL POSITION                   ($)(1)
------------------------------  -----------------
Henri A. Termeer..............        19,730
  Chief Executive Officer             18,504
                                      16,932
Earl M. Collier, Jr...........       197,648
  Executive Vice President             2,000
                                       3,296
Alan E. Smith.................         4,040
  Senior Vice President,               2,000
  Research; Chief Scientific           2,500
  Officer
G. Jan van Heek...............         2,867
  Executive Vice President             2,000
                                       2,500
Peter Wirth...................         4,490
  Executive Vice President;            2,000
  Chief Legal Officer                  2,500

------------------------

(1) Amounts consist of Genzyme contributions under our retirement savings plan, a 401(k) plan. For Mr. Termeer, the reported amounts also include the following insurance premiums we paid for life and disability insurance benefits:

2000.......................................  $16,370
1999.......................................  $16,504
1998.......................................  $14,432

For Mr. Collier, the reported amounts for 2000 include expenses relating to the sale and purchase of a home in connection with his relocation from Washington, D.C. to Massachusetts.

(2) In connection with the formation of Genzyme Biosurgery in December 2000, each outstanding option to purchase shares of Genzyme Surgical Products Stock was converted at a rate of 0.606 of a share of Genzyme Biosurgery Stock for each share of Genzyme Surgical Products Stock subject to the option, and each outstanding option to purchase shares of Genzyme Tissue Repair Stock was converted at a rate of 0.3352 of a share of Genzyme Biosurgery Stock for each share of Genzyme Tissue Repair Stock subject to the option. The options listed solely consist of options resulting from this conversion. No options to purchase shares of Genzyme Biosurgery Stock, Genzyme Surgical Products Stock or Genzyme Tissue Repair Stock were granted in 2000 to the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL
                                                  GRANTS
                                                ----------
                                                % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                  NUMBER OF      OPTIONS                                    ASSUMED ANNUAL RATES OF
                                 SECURITIES     GRANTED TO                                 STOCK PRICE APPRECIATION
                                 UNDERLYING     EMPLOYEES    EXERCISE OR                        FOR OPTION TERM
                                   OPTIONS      IN FISCAL     BASE PRICE    EXPIRATION   -----------------------------
NAME                            GRANTED(#)(1)      2000      ($/SHARE)(1)      DATE        5%($)(2)        10%($)(2)
----                            -------------   ----------   ------------   ----------   -------------   -------------
Henri A. Termeer
  Genzyme General Stock.......     200,000          9.32        53.00        05/25/10        6,666,283      16,893,670
  Genzyme Molecular Oncology
    Stock.....................     150,000         24.21        12.73        05/25/10        1,201,252       3,044,207
Earl M. Collier, Jr.
  Genzyme General Stock.......      10,934          0.51        53.00        05/25/10          364,446         923,577
  Genzyme Molecular Oncology
    Stock.....................       8,542          1.38        12.73        05/25/10           68,441         173,392
Alan E. Smith
  Genzyme General Stock.......      17,302          0.81        53.00        05/25/10          576,700       1,461,471
  Genzyme Molecular Oncology
    Stock.....................      11,586          1.87        12.73        05/25/10           92,831         235,181
G. Jan van Heek
  Genzyme General Stock.......      21,364          1.00        53.00        05/25/10          712,092       1,804,582
  Genzyme Molecular Oncology
    Stock.....................       8,345          1.35        12.73        05/25/10           66,863         169,393
Peter Wirth
  Genzyme General Stock.......      24,108          1.12        53.00        05/25/10          803,554       2,036,363
  Genzyme Molecular Oncology
    Stock.....................      21,525          3.47        12.73        05/25/10          172,466         436,930
All Genzyme stockholders (3)
  Genzyme General Stock.......          --            --        53.00              --    3,213,592,135   8,110,494,433
  Genzyme Molecular Oncology
    Stock.....................          --            --        12.73              --      127,650,578     322,150,587

------------------------

(1) Mr. Termeer's options have a ten year term and were granted at 100% of fair market value on the date of grant. Each set of options vests in seven years but provides for acceleration of exercisability if:

    - in each of two consecutive fiscal years in which the average annual total shareholder return for the series of stock in question equals or exceeds the average annual total shareholder return for the 75th percentile of the Standard & Poors Biotechnology Index; and

    - the share price for the series of stock in question has appreciated at a rate equal to or greater than a compounded annual rate of ten percent from the date of grant.

All other executive options have ten year terms and were granted at 100% of fair market value on the date of grant. The options were exercisable 20% on the date of grant and an additional 20% of the shares will vest annually over the next four years on the anniversary of the date of grant.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and are not intended to forecast future appreciation, if any, in the price of the securities. No gain is possible without an increase in the price of the underlying stock, which will benefit all stockholders. In order to realize the potential values in the 5% and 10% columns of this table, the trading price of the stocks would have to be approximately 63% and 159% above the respective exercise prices for each option, or:

                                                OPTION
                                                GRANT        63%        159%
                                               EXERCISE     PRICE      PRICE
                                                PRICE      INCREASE   INCREASE
                                              ----------   --------   --------
Genzyme General Stock.......................    $53.00      $86.39    $137.27
Genzyme Molecular Oncology Stock............    $12.73      $20.75    $ 32.97

(3) The amounts shown for all our stockholders reflect the potential value if the Genzyme General Stock or Genzyme Molecular Oncology Stock appreciate at the rates shown over the term of the options, if stockholders bought the shares in 2000 at the listed option exercise prices.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY
                                   SHARES                              OPTIONS AT                    OPTIONS AT
                                 ACQUIRED ON       VALUE          DECEMBER 29, 2000(#)          DECEMBER 29, 2000($)
NAME                             EXERCISE(#)   REALIZED($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
----                             -----------   --------------   -------------------------   ----------------------------
Henri A. Termeer
  Genzyme General Stock........         --               --           567,442/627,621         $38,462,755/$28,674,364
  Genzyme Biosurgery Stock
    (3)........................         --               --            95,605/108,327                             0/0
  Genzyme Molecular Oncology
    Stock......................         --               --           101,520/219,579                 156,486/337,891
Earl M. Collier, Jr.
  Genzyme General Stock........     30,000       $1,381,250            59,642/120,229           $3,606,181/$4,377,831
  Genzyme Biosurgery Stock
    (3)........................         --               --             46,406/74,045                             0/0
  Genzyme Molecular Oncology
    Stock......................         --               --             10,985/39,744                  20,296/119,476
Alan E. Smith
  Genzyme General Stock........     25,672       $1,173,686           120,015/165,863           $7,710,612/$7,889,890
  Genzyme Biosurgery Stock
    (3)........................         --               --             16,257/21,732                             0/0
  Genzyme Molecular Oncology
    Stock......................         --               --             26,245/43,310                  52,352/117,398
G. Jan van Heek
  Genzyme General Stock........     95,178       $4,154,862             4,273/164,529             $157,836/$7,705,313
  Genzyme Biosurgery Stock
    (3)........................         --               --             14,400/22,012                             0/0
  Genzyme Molecular Oncology
    Stock......................         --               --             10,444/38,053                  19,200/114,169
Peter Wirth
  Genzyme General Stock........     55,880       $2,522,320           117,983/175,338           $7,142,617/$6,783,418
  Genzyme Biosurgery Stock
    (3)........................         --               --             17,433/25,106                             0/0
  Genzyme Molecular Oncology
    Stock......................         --               --             32,467/64,495                  61,618/163,258

------------------------

(1) This number is calculated by subtracting the option exercise price from either the closing price of the stock on the date of exercise or the actual sale price of the stock, then multiplying that number by the number of shares exercised. The amounts in this column may not represent amounts actually realized by the officer.

(2) This number is calculated by subtracting the option exercise price from the closing price of the underlying common stock on December 29, 2000, then multiplying that number by the number of shares under the option. The closing prices on December 29, 2000 were:

    - Genzyme General Stock, $89.94;

    - Genzyme Biosurgery Stock, $8.688; and

    - Genzyme Molecular Oncology Stock, $9.188.

(3) Consists of options to purchase shares of Genzyme Biosurgery Stock resulting from the conversion of outstanding options to purchase shares of Genzyme Surgical Products Stock and Genzyme Tissue Repair Stock in connection with the creation of Genzyme Biosurgery in December 2000.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Mr. Termeer has an employment agreement that renews automatically each January 1 for an additional one year period, unless written notice of non-renewal is given. The agreement provided for an initial base salary in 1990 of $300,000 and is subject to increases approved by the board or the compensation committee.

    Mr. Wirth has an employment agreement that renews automatically each January 1 for an additional one year period, unless written notice of non-renewal is given. The agreement provided for his employment in a half-time capacity for an initial base salary in 1996 of $225,000. When he became a full-time employee in October 1996, his base salary increased to $380,000 and is subject to increases approved by the board or the compensation committee.

    Both agreements provide for:

    - certain life and disability insurance benefits;

    - participation in the cash bonus plan;

    - participation in equity incentive plans;

    - a lump sum payment of two times annual salary and bonus and full vesting of all rights and options, other than certain performance options, under stock or other equity incentive plans in the event that employment is terminated without cause;

    - a lump sum severance payment of three times annual salary and bonus if employment is terminated by us without cause or by him for good reason following a change in control;

    - following termination due to a change in control:

       -- a cash payment equal to the additional retirement benefit that would have been earned under any retirement plan as if employment had continued for three years,

       -- continuation of the life, accident and health insurance coverage for three years, unless comparable benefits are provided by a new employer, and

       -- in certain circumstances, legal costs and relocation expenses associated with the termination; and

    - customary confidentiality, non-competition and ownership of inventions provisions.

EXECUTIVE SEVERANCE AGREEMENTS

    We have severance agreements with all our executive officers other than Messrs. Termeer and Wirth. Under these agreements, payments will be made under certain circumstances following a change in control. The agreements provide for:

    - automatic renewal each January 1 unless written notice of non-renewal is given; and

    - following termination due to a change in control:

       -- a lump sum severance payment of two times annual salary and bonus,

       -- a cash payment equal to the additional retirement benefit which would have been earned under our retirement plan if employment had continued for two years following the date of termination,

       -- participation in life, accident and health insurance plans for such period, unless comparable benefits are provided by a new employer, and

       -- in certain circumstances, legal costs and relocation expenses associated with such termination.

                            STOCK PERFORMANCE GRAPHS

    These graphs compare the five year cumulative total stockholder returns for each of our series of common stock to that of the S&P 500 Composite Index and the Nasdaq Pharmaceutical Index.

GENZYME GENERAL STOCK (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          GENZ STOCK  S&P 500  NASDAQ PHARMACEUTICAL INDEX
12/31/95        $100     $100                         $100
12/31/96         $70     $123                         $100
12/31/97         $89     $164                         $104
12/31/98        $160     $211                         $132
12/31/99        $144     $255                         $248
12/31/00        $288     $232                         $308

GENZYME BIOSURGERY STOCK (2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          GZBX  S&P 500  NASDAQ PHARMACEUTICAL INDEX
12/19/00  $100     $100                         $100
12/31/00   $79     $101                         $100

GENZYME MOLECULAR ONCOLOGY STOCK (3)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          GZMO  S&P 500  NASDAQ PHARMACEUTICAL INDEX
12/16/98  $100     $100                         $100
12/31/98   $42     $145                         $119
12/31/99   $90     $176                         $223
12/31/00  $119     $160                         $278

------------------------

(1) All amounts reflect a 2-for-1 split of Genzyme General Stock on July 25, 1996. We have made the following dividends on shares of Genzyme General Stock:

    - July 22, 1997, 0.03 of a share of Genzyme Tissue Repair Stock for one share of Genzyme General Stock.

    - November 16, 1998, 0.10805 of a share of Genzyme Molecular Oncology Stock for one share of Genzyme General Stock; and

    - June 28, 1999, 0.17901 of a share of Genzyme Surgical Products Stock for one share of Genzyme General Stock.

The cumulative returns are based on a $100 investment on January 1, 1996, with all dividends being reinvested.

(2) Genzyme Biosurgery Stock was first publicly traded on December 19, 2000. The cumulative returns are calculated based on a $100 investment made on that date, with all dividends being reinvested.

(3) Genzyme Molecular Oncology Stock was first publicly traded on November 16, 1998. The cumulative returns are calculated based on a $100 investment made on that date, with all dividends being reinvested.

                    PROPOSAL TO AMEND OUR CORPORATE CHARTER

    INFORMATION IN THIS PROXY STATEMENT REGARDING THE PROPOSED AMENDMENT TO OUR CORPORATE CHARTER IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TEXT OF OUR CURRENT CHARTER, INCLUDING ALL AMENDMENTS TO DATE, FILED AS AN EXHIBIT TO OUR MOST RECENT ANNUAL REPORT ON FORM 10-K.

    Our board of directors has authorized, subject to our shareholders' approval, an amendment to our charter that would increase the total number of authorized shares of our common stock from 390,000,00 to 690,000,000 shares and increase the number of such shares designated Genzyme General Stock from 200,000,000 to 500,000,000 shares. Of the total authorized shares, 50,000,000 shares currently undesignated as to series would remain undesignated at this time.

    The principal reason for the proposed amendment is to ensure that there are sufficient shares available for future use. As of December 31, 2000 there were 95,484,461 shares of Genzyme General Stock issued and outstanding and 20,707,788 shares reserved for issuance upon the exercise of outstanding stock options, warrants, employee purchase rights, 401(k) plan, directors deferred compensation plan, and conversion rights under our 5 1/4% convertible subordinated notes and our 5% convertible subordinated debentures.

    Our board believes that it is important to ensure that we will continue to have an adequate number of authorized and unissued shares of Genzyme General Stock available for future use. If the proposed amendment is adopted by the stockholders, the additional authorized Genzyme General Stock would be available for issuance from time to time for such corporate purposes as financings, acquisitions, future stock splits and future stock dividends, as the board may deem appropriate, without the necessity of further amendment to the Articles of Organization for the foreseeable future.

    The issuance of additional shares of Genzyme General Stock, while providing desirable flexibility in carrying out corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock. In addition, the issuance of additional shares of Genzyme General Stock could also dilute the interests of existing holders of the stock.

              PROPOSALS TO AMEND OUR EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    The purpose of our 1999 Employee Stock Purchase Plan is to provide our full-time employees who wish to become stockholders an opportunity to buy shares under the plan on favorable terms. The plan terminates on March 24, 2009. As of February 28, 2001, the following shares were authorized and available for issuance under the plan:

                                                  AUTHORIZED   AVAILABLE FOR ISSUANCE
                                                  ----------   ----------------------
Genzyme General Stock...........................    589,299             73,991
Genzyme Biosurgery Stock........................    470,600            251,501
Genzyme Molecular Oncology Stock................    500,000            240,171

    The shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock. As a result of our creation of Genzyme Biosurgery in December 2000, the shares authorized under the plan for Genzyme Surgical Products Stock and Genzyme Tissue Repair Stock were converted into shares of Genzyme Biosurgery Stock.

    As of March 31, 2001, approximately 4,400 employees were eligible to participate in the plan. The closing prices of each of our series of our stock on March 30, 2001 as reported by Nasdaq were:

Genzyme General Stock.......................................   $90.33
Genzyme Biosurgery Stock....................................   $ 5.50
Genzyme Molecular Oncology Stock............................   $ 8.25

ADMINISTRATION AND ELIGIBILITY

    The plan is intended to qualify as an "employee stock purchase plan" under
Section 423 of the federal tax code. Our board grants rights to purchase stock under the plan, and through an administrator, determines the frequency and duration of enrollments and the date(s) when stock may be purchased. General terms of participation include:

    - voluntary participation by employees, with the right to withdraw from the program at any time before stock is purchased;

    - automatic withdrawal on termination of employment;

    - purchase price per share is 85% of the lower of the stock's fair market value at the beginning of an enrollment period or on the exercise date;

    - payment is made through payroll deductions, lump sum cash payments, or both, if permitted by the board;

    - no employee may subscribe if he or she would then own 5% or more of the voting power or the value of all series of stock of the company;

    - an employee may not buy more than $25,000 worth of stock in any calendar year, based on the fair market value of the stock on the enrollment date; and

    - no employee may allocate more than 15% of his or her annual salary to the purchase of stock under the plan.

    In addition to these terms, we have imposed the following additional restrictions which will help us to manage and control the dilutive effect of the plan to stockholder interests:

    - no employee may buy more than $8,333 worth of Genzyme Biosurgery Stock or Genzyme Molecular Oncology Stock in a calendar year, based on the fair market value of the stock on the enrollment date;

    - no employee may allocate more than 5% of his or her annual salary to the purchase of Genzyme Biosurgery Stock or Genzyme Molecular Oncology Stock in a calendar year;

    - for Genzyme Biosurgery Stock and Genzyme Molecular Oncology Stock, no more than 1% of the shares outstanding at the end of the previous year can be issued in a calendar year; and

    - for Genzyme General Stock, no more than 0.6% of the shares outstanding at the end of the previous year can be issued in a calendar year.

    The table below shows the shares that were bought during 2000 by the executive officers named in the compensation table on page 13, all current executive officers as a group, and all other employees, and includes shares of Genzyme Tissue Repair Stock and Genzyme Surgical Products Stock which were bought under the plan prior to the creation of Genzyme Biosurgery Stock:

                                                               GENZYME    GENZYME    GENZYME
                                      GENZYME     GENZYME     MOLECULAR   SURGICAL    TISSUE
                                      GENERAL    BIOSURGERY   ONCOLOGY    PRODUCTS    REPAIR
NAME                                   STOCK       STOCK        STOCK      STOCK      STOCK
----                                  --------   ----------   ---------   --------   --------
Henri A. Termeer....................        0           0            0          0      3,524
Earl M. Collier, Jr.................      306           0            0      1,645      2,622
Alan E. Smith.......................      570           0            0          0          0
G. Jan van Heek.....................      503           0            0          0          0
Peter Wirth.........................      570           0            0          0          0
All current executive officers as a
  group (8 people)..................    3,047           0           26      1,645      6,639
All other employees.................  272,494      44,482      133,737    104,839    167,527

DESCRIPTION OF AMENDMENTS TO THE PURCHASE PLAN

    On March 1, 2001, our board approved, subject to stockholder approval, an increase of 400,000 shares of Genzyme General Stock and 100,000 shares of Genzyme Biosurgery Stock that may be purchased under the plan in order to ensure that sufficient shares are available to be issued until the next annual meeting of stockholders. The table below shows the total number of shares proposed to be authorized and available for issuance under the plan:

                                          GENZYME     GENZYME          GENZYME
                                          GENERAL    BIOSURGERY   MOLECULAR ONCOLOGY
NAME                                       STOCK       STOCK            STOCK
----                                      --------   ----------   ------------------
Total currently authorized..............  589,299      470,600         500,000
Proposed increase.......................  400,000      100,000               0
                                          -------      -------         -------
Proposed total authorized...............  989,299      570,600         500,000

Total available for issuance............   73,991      251,501         240,171
Proposed increase.......................  400,000      100,000               0
                                          -------      -------         -------
Proposed total available for issuance...  473,991      351,501         240,171

FEDERAL INCOME TAX CONSEQUENCES RELATING TO PURCHASE PLAN

    A U.S. employee does not realize taxable income either when participation begins, the first day of an enrollment period, or at the time shares are purchased. Federal income tax payments must be made when the shares are disposed of. The tax treatment depends on how long the shares are held before disposition.

    If an employee disposes of the shares both two years after the first day of an enrollment period and one year after the purchase date, he or she will recognize as ordinary income:

    - 15% of the fair market value of the stock on the first day of the enrollment period or, if less,

    - the amount realized on the sale of the shares in excess of the purchase price.

    Any additional gain will be treated as long-term capital gain or loss. We are not allowed a tax deduction for any income realized by an employee who has met the holding period requirements.

    If an employee disposes of the shares before meeting the one-year and two-year holding periods, known as a disqualifying disposition, he or she will recognize as ordinary income:

    - an amount equal to the fair market value of the shares on the date of purchase minus the purchase price or, if less,

    - the amount realized on the sale of the shares in excess of the purchase price.

    We are allowed a tax deduction for the income from a disqualifying disposition that is included in an employee's compensation the year the shares are disposed of.

    Capital gain is short-term if the shares have been held one year or less, and long-term if held more than one year. The holding period for shares acquired under the plan begins on the purchase date.

               PROPOSALS TO AMEND OUR DIRECTOR STOCK OPTION PLAN

GENERAL

    The purpose of the director stock option plan is to attract and retain qualified persons, who are not also officers or employees of Genzyme, to serve as directors. The plan is designed to encourage stock ownership in each series of our stock by these directors and provide incentives for them to promote our success as a whole. There are currently seven members of the board who participate in the plan. Mr. Termeer is not eligible to participate in the plan.

    Directors receive a stock option grant for each year (or partial year) served on the board. The terms for these grants are explained on page 8 under "Director Compensation." The plan expires on March 6, 2008.

    The total shares currently authorized, granted and available under the plan as of February 28, 2001 are:

                                          GENZYME     GENZYME          GENZYME
                                          GENERAL    BIOSURGERY   MOLECULAR ONCOLOGY
                                           STOCK       STOCK            STOCK
                                          --------   ----------   ------------------
Authorized..............................  340,000      127,640         140,000
Granted.................................  267,600       79,730          87,824
Available for grant.....................   72,400       47,910          52,176

    As a result of our creation of Genzyme Biosurgery in December 2000, the shares authorized under the plan for Genzyme Surgical Products Stock and Genzyme Tissue Repair Stock were converted into shares of Genzyme Biosurgery Stock. The shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock.

DESCRIPTION OF AMENDMENTS TO THE PLAN

    On March 1, 2001, our board approved, subject to stockholder approval, an increase of 125,000 shares of Genzyme General Stock, 200,000 shares of Genzyme Biosurgery Stock and 150,000 shares of Genzyme Molecular Oncology Stock that may be issued under the plan in order to ensure that sufficient shares are available to be issued in the future. The table below shows the total number of shares proposed to be authorized and available for issuance under the plan:

                                          GENZYME     GENZYME          GENZYME
                                          GENERAL    BIOSURGERY   MOLECULAR ONCOLOGY
NAME                                       STOCK       STOCK            STOCK
----                                      --------   ----------   ------------------
Total currently authorized..............  340,000      127,640         140,000
Proposed increase.......................  125,000      200,000         150,000
                                          -------      -------         -------
Proposed total authorized...............  465,000      327,640         290,000

Total available for grant...............   72,400       47,910          52,176
Proposed increase.......................  125,000      200,000         150,000
                                          -------      -------         -------
Proposed total available for issuance...  197,400      247,910         202,176

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PLAN

    Options granted under the plan are nonstatutory stock options. A director does not realize taxable income when a nonstatutory option is granted. When the option is exercised, the director will recognize ordinary income in an amount equal to the difference between the amount paid for the shares and the fair market value of the shares on the date of exercise. We are allowed a tax deduction for the same amount. When the shares are disposed of, any additional gain in excess of the market value of the shares on the date of exercise is treated as short-term or long-term capital gain or loss. We are not allowed any additional tax deduction. Capital gain is short-term if the shares have been held one year or less, and long-term if held more than one year.

               PROPOSAL TO APPROVE OUR 2001 EQUITY INCENTIVE PLAN

GENERAL

    Our board has adopted the 2001 Equity Incentive Plan, subject to shareholder approval. A copy of the plan is attached as Appendix B to this proxy statement. The purpose of the plan is to:

    - attract and retain key employees and consultants;

    - provide an incentive for them to achieve long-range performance goals, and

    - enable them to participate in our long-term growth.

    The plan provides for the grant of both incentive and nonstatutory stock options, performance grants, and both restricted and unrestricted stock awards. The plan is an amendment and replacement of the 1990 Equity Incentive Plan, which is being merged into the plan. The plan includes an increase in the aggregate number of shares authorized for issuance under the plan. As of February 28, 2001, approximately 4,400 employees were eligible for grants under the plan. The plan will expire ten years after its effective date.

ADMINISTRATION AND ELIGIBILITY

    The compensation committee of our board of directors has adopted standards for grants of awards under the plan relating to all series of stock or any combination of each series to eligible employees and consultants. The committee also periodically reviews the standards to determine if the levels of awards appropriately reflect our growth and the value of our stocks. The committee determines the terms and conditions of each award, including:

    - who is eligible to receive awards;

    - the form of payment of the exercise price;

    - the number of shares subject to options or other equity rights; and

    - when the shares are exercisable.

    The exercise price of any stock option grant may not be less than the fair market value of the Genzyme General, Genzyme Biosurgery or Genzyme Molecular Oncology Stock, as the case may be, on the date of grant. Option grants under the plan may not be re-priced without shareholder approval.

    The standards for grants of awards under the plan include a new hire grant matrix and an annual grant matrix. The new hire grant matrix determines the number of options that may be awarded to eligible new employees, other than executive officers, when they are hired. Eligibility for new hire awards and the size of the awards are based on the employee's salary grade at his or her date of hire.

    The annual grant matrix is based on an employee's salary grade plus an individual performance review for the prior year. An employee must have a rating of at least "fully meets expectations" in order to qualify for an annual award. The senior or executive vice president responsible for a division approves the performance ratings for each employee in that division. The committee has delegated to the Senior Vice President, Human Resources the power to administer the standards and make awards in amounts consistent with the standards and the recommendations provided by the senior management.

SHARES SUBJECT TO THE PLAN

    The aggregate number of shares of each series of stock that may be granted under the plan are:

                                         GENZYME     GENZYME          GENZYME
                                         GENERAL    BIOSURGERY   MOLECULAR ONCOLOGY
                                          STOCK       STOCK            STOCK
                                        ---------   ----------   ------------------
New shares to be authorized under the
  plan................................  2,000,000   1,000,000          400,000
Options outstanding and shares
  available for grant under the 1990
  Equity Plan.........................  6,182,160   1,403,469        1,456,991
Total shares authorized...............  8,182,160   2,403,469        1,856,991

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PLAN

    INCENTIVE STOCK OPTIONS. An optionee does not realize taxable income when an incentive stock option is granted or exercised. A taxable event occurs when the shares are disposed of. The tax treatment depends on how long the shares are held before disposition.

    Incentive stock options can have beneficial tax treatment for an optionee if certain holding period requirements are met. To qualify for this tax treatment the shares must be held:

    - two years from the date of grant; and

    - one year from the date of exercise.

    If these holding period requirements are met, then when the shares are disposed of, the amount realized in excess of the amount paid for the shares is taxed to the optionee as long-term capital gain and any loss will be a long-term capital loss. We are not allowed a tax deduction for the amount realized by the optionee.

    If an optionee disposes of the shares before meeting the one-year and two-year holding periods, known as a disqualifying disposition, the amount realized in excess of the amount paid for the shares is taxed to the optionee as ordinary income. We are allowed a tax deduction for the income realized by an optionee in a disqualifying disposition.

    NONSTATUTORY STOCK OPTIONS. An optionee does not realize taxable income when a nonstatutory option is granted. When the option is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the amount paid for the shares and the fair market value of the shares on the date of exercise. We are allowed a tax deduction for the same amount. When the shares are disposed of, any additional gain in excess of the market value of the shares on the date of exercise is treated as short-term or long-term capital gain or loss. We are not allowed any additional tax deduction. Capital gain is short-term if the shares have been held one year or less, and long-term if held more than one year.

                              CERTAIN TRANSACTIONS

    DYAX. In March 1996, we entered into two license agreements with Dyax and Protein Engineering Corporation, a wholly-owned subsidiary of Dyax, for Dyax's phage display technology. We paid an initial license fee of $53,700 and we pay an annual license maintenance fee of $50,000. We will also make milestone payments and pay royalties on net sales of diagnostic and therapeutic products discovered, made or developed using the licensed technology.

    In September 1996, we subleased office and laboratory space in Cambridge, Massachusetts to Dyax. Current rent under this sublease is $53,943 per month. Dyax paid approximately $615,000 in sublease fees to us during 2000.

    In October 1998, we entered into a collaboration with Dyax to develop and commercialize one of Dyax's proprietary compounds for the treatment of chronic inflammatory diseases. Dyax will fund the first $6 million in development costs, and the parties will split all subsequent development costs equally. In connection with that agreement, we made an investment of $3 million in the convertible preferred stock of Dyax and made a $3 million line of credit available to help Dyax fund its operations. To date, Dyax has not borrowed any money under the line of credit. We will make milestone payments to Dyax upon FDA approval of products that arise out of the collaboration, and we will share equally with Dyax all profits from the sale of these products.

    Mr. Blair is chairman and chief executive officer of Dyax and Mr. Blair and Dr. Anagnostopoulos are directors of Dyax.

    GENZYME DEVELOPMENT PARTNERS, L.P. In September 1989, we sponsored Genzyme Development Partners, L.P., a research and development limited partnership. We entered into a development contract with the partnership to perform research and development of certain products based on hyaluronan intended to reduce the incidence and extent of post-operative adhesions that we refer to as the Sepra-TM- products. In December 1997, we made a $1.5 million capital contribution to the partnership through Genzyme Development Corporation II, one of our wholly-owned subsidiaries and the general partner of the partnership. In November 2000, we exercised our option to purchase all of the outstanding
Class A partnership interests in the partnership for approximately $26 million in cash, plus future royalty payments on the sale of the Sepra-TM- products for ten years. In January 2001, we completed the purchase of all of the Class A partnership interests. Mr. Termeer is the president and a director, and our chief financial officer, Michael S. Wyzga, is treasurer, of Genzyme Development Corporation II. Messrs. Termeer and Wyzga receive no compensation from either Genzyme Development Corporation II or the partnership.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Our executive officers and directors are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of our securities with the SEC. Based on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that during 2000 our executive officers and directors complied with all Section 16(a) filing requirements.

                            INDEPENDENT ACCOUNTANTS

    The firm of PricewaterhouseCoopers LLP, independent accountants, audited our financial statements for the years ending December 31, 2000, 1999 and 1998. Our board of directors has appointed them to serve as our auditors for the fiscal year ending December 31, 2001. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting to answer any questions and will have the opportunity to make a statement if they wish.


    AUDIT FEES. The aggregate fees billed and expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of Genzyme's annual financial statements for the year ended December 31, 2000 and for the review of Genzyme's financial statements included in Genzyme's Forms 10-Q for fiscal 2000 were $1,332,000.



    ALL OTHER FEES. The aggregate fees for all other professional services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000 were $2,978,000 including audit-related services of $1,394,000 and non-audit services of $1,584,000. Audit-related services generally include services rendered in connection with the SEC registration statements, due diligence and other acquisition-related services, statutorily required audits of the financial statements of various benefit plans and foreign subsidiaries, and accounting consultations. Non-audit services include tax return preparation, acquisition-related tax structuring, worldwide tax planning, state tax planning and other tax consultation. The Audit Committee considered whether the provision of these services is compatible with maintaining such firm's independence.


                             STOCKHOLDER PROPOSALS

    To be included in our 2002 annual proxy statement to bring business before the annual meeting, a shareholder proposal must be received by us in writing no later than December 25, 2001. Otherwise, in order to bring business before the annual meeting, a shareholder proposal must be received by us in writing between January 31, 2002 and March 2, 2002. Our by-laws permit you to bring business before or propose director nominations to be considered at an annual meeting. The notice must contain specified information about you and the proposed business or nomination. If any stockholder proposal is submitted after March 2, 2002, our board will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting without any discussion of the matter in the proxy statement. If you are interested in the procedures required to submit a proposal, please contact Genzyme Corporation, One Kendall Square, Cambridge, Massachusetts 02139, Attention: Clerk, phone: (617) 252-7500.

                      WHERE YOU CAN FIND MORE INFORMATION

    The following information contained in our 2000 annual report on Form 10-K filed with the SEC on April 2, 2001 is incorporated by this reference into this proxy statement:

    - the information in Exhibit 13.1 to our Form 10-K reproducing the text from the 2000 Genzyme General Annual Report under the heading "Management's Discussion and Analysis of Genzyme Corporation and Subsidiaries' Financial Condition and Results of Operations" and the Genzyme Corporation and Subsidiaries Consolidated Combined Financial Statements and notes thereto included therein;

    - the information in Exhibit 13.2 to our Form 10-K reproducing the text from the 2000 Genzyme General Annual Report under the heading "Management's Discussion and Analysis of Genzyme General's Financial Condition and Results of Operations" and the Genzyme General Combined Financial Statements and notes thereto included therein;

    - the information in Exhibit 13.3 to our Form 10-K reproducing the text from the 2000 Genzyme Biosurgery Annual Report under the heading "Management's Discussion and Analysis of Genzyme Biosurgery's Financial Condition and Results of Operations" and the Genzyme Biosurgery Combined Financial Statements and notes thereto included therein;

    - the information in Exhibit 13.4 to our Form 10-K reproducing the text from the 2000 Genzyme Molecular Oncology Annual Report under the heading "Management's Discussion and Analysis of Genzyme Molecular Oncology's Financial Condition and Results of Operations" and the Genzyme Molecular Oncology Combined Financial Statements and notes thereto included therein; and

    - the information in our annual report on Form 10-K under the heading "Changes In and Disagreements With Accountants on Accounting and Financial Disclosure."

    If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them from the SEC at its Internet web site at HTTP://WWW.SEC.GOV or at its Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. The documents are also available from us without charge by requesting them in writing or by telephone from Genzyme Corporation, One Kendall Square, Cambridge, Massachusetts 02139,
Attention: Shareholder Relations, phone: (617) 252-7526.
                            ------------------------

    Genzyme-Registered Trademark- is a registered trademark and Fabrazyme-TM-, Seprafilm-TM-, Sepramesh-TM- and Sepra-TM- are trademarks of Genzyme Corporation. Renagel-Registered Trademark- is a registered trademark of GelTex Pharmaceuticals, Inc. FocalSeal-Registered Trademark--L is a registered trademark of Focal, Inc. All rights are reserved.
                            ------------------------

                                                                      APPENDIX A

                              GENZYME CORPORATION
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

I.  PURPOSE

    The Audit Committee shall provide assistance to the full Board of Directors of the Corporation in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to the accounting and reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

    - Oversee that management has maintained the reliability and integrity of the accounting policies, independent audit process and financial reporting and disclosure practices of the Corporation;

    - Oversee that management has established and maintained processes to assure that an adequate system of internal controls is functioning within the Corporation; and

    - Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

    The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section V of this Charter.

II.  DEFINED TERMS

    "AFFILIATE" shall mean a subsidiary, sibling corporation, predecessor, parent corporation or former parent corporation.

    "BOARD" shall mean the Board of Directors of the Corporation.

    "CORPORATION" shall mean Genzyme Corporation and its consolidated subsidiaries, including the Genzyme General division, Genzyme Biosurgery division and Genzyme Molecular Oncology division.

    "FINANCIALLY EXPERT" shall mean a person who has prior employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the development of financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.


    "FINANCIALLY LITERATE" shall mean the ability to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.


    "INDEPENDENT AUDITORS" shall mean a public accountant which satisfies the requirements set forth by Rule 101 of the American Institute of Certified Public Accountants ("AICPA") Professional Standards and the requirements of the Independence Standards Board ("ISB").

    "INDEPENDENT DIRECTOR" shall mean a director of the Corporation who is not:

    (a) employed by the Corporation or any of its Affiliates for the current year or any of the past three years;

    (b) the recipient of compensation from the Corporation or any of its Affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan or non-discretionary compensation;

    (c) a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its Affiliates as an executive officer. For purposes of this qualification, "immediate family" shall include a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, and anyone who resides in such person's home;

    (d) a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

    (e) employed as an executive officer of another entity where any of the Corporation's executive officers serve on that entity's compensation committee.

III.  COMPOSITION

    The Audit Committee shall be comprised of three or more directors of the Corporation, each of whom shall be (i) Independent Directors, (ii) free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee, and (iii) Financially Literate or must become Financially Literate within a reasonable period of time after his or her appointment to the Audit Committee. Further, at least one member of the Audit Committee shall be Financially Expert.

    One director who is not an Independent Director may be elected to the Audit Committee if (i) the director is not a current employee of the Corporation or an immediate family (as defined above) member of an employee of the Corporation, and (ii) the Board determines in its business judgment that membership on the Audit Committee by the director is in the best interests of the Corporation and its shareholders. In such case, the Corporation will disclose in its annual proxy statement that a member of the Audit Committee is not an Independent Director and the reasons for the Board's determination to include such director.

    Each member of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board, and shall serve for a term of one year or until he or she dies, resigns or a successor shall be duly elected and qualified. The eligibility of a director to serve as a member of the Audit Committee, including a determination of financial sophistication and independence, shall be determined by the Board in its reasonable discretion. Unless a Chairperson is elected by the Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

IV.  MEETINGS

    The Audit Committee shall meet as frequently as circumstances warrant, but at least four times annually (which meetings may include the quarterly meetings described below). To foster open communication between the Board and management, the Audit Committee should meet separately at least once annually with management and at least once annually with the Corporation's Independent Auditors to discuss matters that the Audit Committee or each of these groups believes should be discussed privately. The Audit Committee or its Chairperson, or the Chairperson's designee, must meet with the Corporation's Independent Auditors and management quarterly to review the Corporation's financial statements consistent with Section V.2 of this Charter. Members of the Audit Committee may participate at meetings of the Audit Committee by video conference, tele-conference or other electronic means.

V.  RESPONSIBILITIES AND DUTIES

    To achieve its purpose the Audit Committee shall:

REPORTS AND REVIEW

1. Review annually the adequacy of this Charter. The Audit Committee shall recommend to the Board, as conditions warrant, that the Board amend or supplement this Charter.


2. Review with the Corporation's management and the Independent Auditors the interim financial statements of the Corporation prior to their filing or prior to the release of earnings, including a discussion with the Independent Auditors of the matters to be discussed under Statement of Auditing Standards ("SAS") No. 61, as amended, which include:


    (a) the Independent Auditors' responsibility under AICPA "Generally Accepted Auditing Standards";

    (b) the Corporation's significant accounting policies;

    (c) management judgments and accounting estimates;

    (d) significant audit adjustments and passed adjustments;

    (e) other information in documents containing audited financial statements;

    (f) disagreements with management;

    (g) consultation with other accountants;

    (h) major issues discussed with management prior to retention; and

    (i) difficulties encountered in performing the audit.

    The Chairperson of the Audit Committee, or the Chairperson's designee, may represent the entire Audit Committee for purposes of this review.

3. Review with the Corporation's management and the Independent Auditors the Corporation's annual financial statements, including a discussion with the Independent Auditors of the matters required to be discussed under SAS
    No. 61.

4. Review with the Independent Auditors at the completion of the annual examination the Independent Auditors' judgments about the quality, not just the acceptability, of the Corporation's accounting principles as applied in its financial reporting. The review should include such issues as:

    (a) consistency of application of the Corporation's accounting policies and the clarity, consistency and completeness of the Corporation's accounting information contained in its financial statements and related disclosures; and

    (b) certain items that have a significant impact on the representational faithfulness, verifiability, neutrality and consistency of the accounting information included in the Corporation's financial statements.

5. Include in the Corporation's annual proxy statement a report of the Audit Committee (the "Annual Report") that states whether the Audit Committee has:

    (a) reviewed and discussed the audited financial statements with the Corporation's management;

    (b) discussed with the Corporation's Independent Auditors the matters required to be discussed under SAS No. 61, as may be modified or supplemented;

    (c) received the written disclosures and letter from the Independent Auditors regarding the Independent Auditors' independence as required by the ISB No. 1; and

    (d) discussed with the Independent Auditors the Independent Auditors' independence.

6. Include in the Annual Report, a statement, based on the review and discussions required under sections V.2, V.4 and V.10 of this Charter, that the Audit Committee recommended to the full Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

7. Disclose in the Corporation's proxy statement whether the Audit Committee has adopted a written charter, and include a copy of the charter as an appendix to the Corporation's proxy statement at least once every three years.

8. Disclose in the proxy statement whether the Audit Committee members are Independent Directors and disclose the nature of the relationship that makes any Audit Committee member not an Independent Director and the reasons for the Board's determination to include the non-Independent Director as a member of the Audit Committee.

INDEPENDENT AUDITORS

9. Review the performance of the Corporation's Independent Auditors and make recommendations to the Board regarding the appointment or termination of the Corporation's Independent Auditors. The Audit Committee may recommend but the Board shall have the final authority and responsibility to select, and where appropriate, replace the Corporation's Independent Auditors. The Independent Auditors are ultimately accountable to the entire Board for such auditors' audit of the financial statements of the Corporation. On an annual basis, the Audit Committee will review and discuss with the Corporation's Independent Auditors all significant relationships the Independent Auditors have with the Corporation to determine the Independent Auditors' independence.

10. Oversee the independence of the Corporation's Independent Auditors by:

    (a) receiving from the Corporation's Independent Auditors on a periodic basis a formal written statement delineating all relationships between the Corporation's Independent Auditors and the Corporation consistent with ISB No. 1;

    (b) on a periodic basis reviewing and actively discussing with the Board and the Corporation's Independent Auditors any disclosed relationships or services between the Independent Auditors and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the Independent Auditors; and

    (c) recommending, if necessary, that the Board take certain actions to satisfy itself of the Independent Auditors' independence.

FINANCIAL REPORTING PROCESS

11. In conjunction with the Corporation's Independent Auditors, review the adequacy of the Corporation's internal and external financial reporting processes.

12. Consider and approve, if appropriate, significant changes to the Corporation's accounting principles and practices proposed by management. Discuss with the Corporation's Independent Auditors any significant changes in auditing standards or their scope.

13. Establish regular systems of reporting to the Audit Committee by the Corporation's management and the Corporation's Independent Auditors regarding significant judgments made in management's preparation of the Corporation's financial statements and significant difficulties encountered during the course of the review or audit, including restrictions on the scope of work or access to required information.

14. Review significant disagreements among the Corporation's management and the Corporation's Independent Auditors in connection with the preparation of the Corporation's financial statements.

LEGAL COMPLIANCE/GENERAL

15. Review annually with the Corporation's in-house counsel legal matters that could have a significant impact on the Corporation's financial statements.

16. Provide a report to the Board following meetings of the Audit Committee.

17. Maintain minutes or other records of meetings and activities of the Audit Committee.
                            ------------------------

                                                                      APPENDIX B

                              GENZYME CORPORATION
                           2001 EQUITY INCENTIVE PLAN

1. PURPOSE.

    The purpose of the Genzyme Corporation 2001 Equity Incentive Plan (the "Plan") is to attract and retain key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-range growth of the Company by granting Awards with respect to the Company's Common Stock. Certain capitalized terms used herein are defined in Section 8 below.

    The Plan constitutes an amendment and restatement of the Company's 1990 Equity Incentive Plan (the "Prior Plan"), which is hereby merged with and into the Plan, and the separate existence of the Prior Plan shall terminate on the effective date of the Plan. The rights and privileges of holders of outstanding options and rights under the Prior Plan shall not be adversely affected by the foregoing action.

2. ADMINISTRATION.

    The Plan shall be administered by the Committee; provided, that the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

3. ELIGIBILITY.

    All employees and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4. STOCK AVAILABLE FOR AWARDS.

    (a) AMOUNT. Subject to adjustment under subsection (b), Awards may be made under the Plan for the following shares:

                                                                        GENZYME
                                               GENZYME     GENZYME     MOLECULAR
                                               GENERAL    BIOSURGERY   ONCOLOGY
                                                STOCK       STOCK        STOCK
                                              ---------   ----------   ---------
Options outstanding--Prior Plan.............  6,102,061   1,072,358    1,232,269
Available for grant--Prior Plan.............     80,099     331,111      224,722
NEW SHARES..................................  2,000,000   1,000,000      400,000
                                              ---------   ---------    ---------
Total authorized shares.....................  8,182,160   2,403,469    1,856,991

    If any Award (including any Award under the Prior Plan) expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares.

    (b) ADJUSTMENT. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, provided that the number of shares subject to any Award shall always be a whole number, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award. Notwithstanding the foregoing, unless otherwise determined by the Committee, no adjustment will be made for dividends of one series of Common Stock paid on another series of Common Stock. No adjustment to decrease the exercise price of outstanding stock options granted under the plan with respect to a repricing program will be made without shareholder approval.

    (c) LIMIT ON INDIVIDUAL GRANTS. Subject to adjustment under subsection (b), the maximum number of shares subject to Options that may be granted to any Participant in the aggregate in any calendar year shall not exceed 1,000,000 shares of Genzyme General Stock, 1,000,000 shares of Genzyme Biosurgery Stock, and 1,000,000 shares of Genzyme Molecular Oncology Stock, and the maximum number of shares that may be granted as Restricted Stock or unrestricted stock Awards, with respect to which performance goals apply under Section 6 below, to any Participant in the aggregate in any calendar year shall not exceed 1,000,000 shares of Genzyme General Stock, 1,000,000 shares of Genzyme Biosurgery Stock, and 1,000,000 shares of Genzyme Molecular Oncology Stock.

5. STOCK OPTIONS.

    (a) GRANT OF OPTIONS. Subject to the provisions of the Plan, the Committee may grant options ("Options") to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder ("Incentive Stock Options") and (ii) not intended to comply with such requirements ("Nonstatutory Stock Options"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of Grant, provided that a Nonstatutory Stock Option granted to a new employee or consultant in connection with the hiring of such person may have a lower exercise price so long as it is not less than 100% of Fair Market Value on the date the person accepts the Company's offer of employment or the date employment commences, whichever is lower. No Options may be granted hereunder more than ten years after the effective date of the Plan.

    (b) TERMS AND CONDITIONS. Each Option shall be exercisable at such times and subject to terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

    (c) PAYMENT. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee or shares of Common Stock owned by the optionee (which shares must be owned for at least six months) valued at their Fair Market Value on the date of delivery, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine.

6. STOCK AWARDS.

    (a) GRANT OF RESTRICTED OR UNRESTRICTED STOCK AWARDS. The Committee may grant shares of Common Stock subject to forfeiture ("Restricted Stock") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time. Shares of Restricted Stock or unrestricted stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine. No more than five percent of the new shares to be authorized under the plan as described in
Section 4(a) above may be used for stock Awards.

    (b) PERFORMANCE GOALS. The Committee may establish performance goals for the granting of Restricted Stock or unrestricted stock Awards or the lapse of risk of forfeiture of Restricted Stock. Such performance goals may be based on one or more of the following criteria selected by the Committee, measured either absolutely or relative to an index, and as applied to the Company or any subsidiary, division or product line thereof: total shareholder return or stock price; earnings per share; net earnings; consolidated pre-tax earnings; revenues; operating income; earnings before interest and taxes; sales or expense targets; cash flow; return on equity; return on net assets employed or earnings per share; value created; operating margin; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, and goals relating to research or product development, acquisitions or divestitures; or such other business criteria as the Committee may determine.

7. GENERAL PROVISIONS APPLICABLE TO AWARDS.

    (a) DOCUMENTATION. Each Award under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

    (b) COMMITTEE DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

    (c) DIVIDENDS AND CASH AWARDS. In the discretion of the Committee, any Award under the plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

    (d) TERMINATION OF SERVICE. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of service of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

    (e) CHANGE IN CONTROL. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or
(v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

    (f) LOANS. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise of any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

    (g) TRANSFERABILITY. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

    (h) WITHHOLDING TAXES. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

    (i) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

    (j) AMENDMENT OF AWARD. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required (i) if such action would terminate, or reduce the number of shares issuable under an Option, unless any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is accelerated before such termination or reduction, in which case the Committee may provide for the Participant to receive cash or other property equal to the net value that would be received upon exercise of the terminated Option or the eliminated portion, as the case may be, and
(ii) in any other case, unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. No adjustment to decrease the exercise price of outstanding stock options granted under the plan with respect to a repricing program will be made without shareholder approval.

8. CERTAIN DEFINITIONS.

    "AFFILIATE" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

    "AWARD" means any Option or Stock granted under the Plan.

    "BOARD" means the Board of Directors of the Company.

    "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

    "COMMITTEE" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or an "outside director" within the meaning of
Section 162(m) of the Code, respectively.

    "COMMON STOCK" or "STOCK" means the Genzyme General Stock, the Genzyme Biosurgery Stock, the Genzyme Molecular Oncology Stock and any other series of Common Stock, $.01 par value, of the Company.

    "COMPANY" means Genzyme Corporation.

    "COVERED EMPLOYEE" means a "covered employee" within the meaning of
Section 162(m) of the code.

    "DESIGNATED BENEFICIARY" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

    "FAIR MARKET VALUE" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

    "GENZYME GENERAL STOCK" means the Genzyme General Division Common Stock, $.01 par value.

    "GENZYME BIOSURGERY STOCK" means the Genzyme Biosurgery Division Common Stock, $.01 par value.

    "GENZYME MOLECULAR ONCOLOGY STOCK" means the Genzyme Molecular Oncology Division Common Stock, $.01 par value.

    "PARTICIPANT" means a person selected by the Committee to receive an Award under the Plan.

    "REPORTING PERSON" means a person subject to Section 16 of the Exchange Act.

9. MISCELLANEOUS.

    (a) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall confer upon any employee or consultant of the Company or of any Affiliate any right with respect to the continuance of his or her employment by or other service with the Company or any such Affiliate nor shall they interfere with the rights of the Company (or Affiliate) to terminate any employee at any time or otherwise change the terms of employment.

    (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

    (c) EFFECTIVE DATE. The Plan shall be effective on the date it is approved by the stockholders.

    (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

    (e) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.
                            ------------------------

              ANNUAL MEETING OF STOCKHOLDERS OF GENZYME CORPORATION

                             THURSDAY, MAY 31, 2001

--------------------------------------------------------------------------------
                            PROXY VOTING INSTRUCTIONS
--------------------------------------------------------------------------------

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS:

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      GENZYME GENERAL DIVISION COMMON STOCK

By signing this proxy, I appoint Henri A. Termeer, Michael S. Wyzga and Peter Wirth, and each of them acting singly, my attorney and proxy, with full power of substitution, to vote on my behalf all of the shares of Genzyme General Division common stock that I am entitled to vote at the Annual Meeting of Stockholders to be held on May 31, 2001, and at any adjournments of the meeting. This proxy revokes any earlier proxy I have signed with respect to these shares.

If properly executed, this proxy will be voted in the manner you specify. If no specification is made, your shares of Genzyme General stock will be voted FOR each of the proposals. The proxies are authorized to vote your shares, in their discretion, on any other matter that is properly brought before the meeting.

                     PLEASE SIGN AND MAIL YOUR PROXY TODAY.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.  Proposal to elect two directors.

NOMINEES:         Douglas A. Berthiaume     [  ] FOR               [  ] WITHHELD

                  Henry E. Blair            [  ] FOR               [  ] WITHHELD


                                                                         FOR      AGAINST      ABSTAIN

2.  Proposal to amend the corporate charter to increase the number       [  ]      [  ]          [  ]
of authorized shares of Genzyme General Division common stock from 200,000,000 to 500,000,000 shares.

3.  Proposal to amend the 1999 Employee Stock Purchase Plan to           [  ]      [  ]          [  ]
increase the number of shares of Genzyme General Division common stock by 400,000 shares.

4.  Proposal to amend the 1999 Employee Stock Purchase Plan to           [  ]      [  ]          [  ]
increase the number of shares of Genzyme Biosurgery Division common stock by 100,000 shares.

5.  Proposal to amend the 1998 Director Stock Option Plan to increase    [  ]      [  ]          [  ]
the number of shares of Genzyme General Division common stock available for grant by 125,000 shares.

6.  Proposal to amend the 1998 Director Stock Option Plan to increase    [  ]      [  ]          [  ]
the number of shares of Genzyme Biosurgery Division common stock available for grant by 200,000 shares.

7.  Proposal to amend the 1998 Director Stock Option Plan to increase    [  ]      [  ]          [  ]
the number of shares of Genzyme Molecular Oncology Division
common stock available for grant by 150,000 shares.

8.  Proposal to approve the 2001 Equity Incentive Plan.                  [  ]      [  ]          [  ]



Signature: ___________________ Date: ________        Signature: ___________________ Date: ________
                                                                 (if held jointly)

NOTE: Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

              ANNUAL MEETING OF STOCKHOLDERS OF GENZYME CORPORATION

                             THURSDAY, MAY 31, 2001

--------------------------------------------------------------------------------
                            PROXY VOTING INSTRUCTIONS
--------------------------------------------------------------------------------

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS:

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                GENZYME MOLECULAR ONCOLOGY DIVISION COMMON STOCK

By signing this proxy, I appoint Henri A. Termeer, Michael S. Wyzga and Peter Wirth, and each of them acting singly, my attorney and proxy, with full power of substitution, to vote on my behalf all of the shares of Genzyme Molecular Oncology Division common stock that I am entitled to vote at the Annual Meeting of Stockholders to be held on May 31, 2001, and at any adjournments of the meeting. This proxy revokes any earlier proxy I have signed with respect to these shares.

If properly executed, this proxy will be voted in the manner you specify. If no specification is made, your shares of Genzyme Molecular Oncology stock will be voted FOR each of the proposals. The proxies are authorized to vote your shares, in their discretion, on any other matter that is properly brought before the meeting.

                     PLEASE SIGN AND MAIL YOUR PROXY TODAY.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.  Proposal to elect two directors.

NOMINEES:         Douglas A. Berthiaume     [  ] FOR               [  ] WITHHELD

                  Henry E. Blair            [  ] FOR               [  ] WITHHELD


                                                                         FOR      AGAINST      ABSTAIN

2.  Proposal to amend the corporate charter to increase the number       [  ]      [  ]          [  ]
of authorized shares of Genzyme General Division common stock from 200,000,000 to 500,000,000 shares.

3.  Proposal to amend the 1999 Employee Stock Purchase Plan to           [  ]      [  ]          [  ]
increase the number of shares of Genzyme General Division common stock by 400,000 shares.

4.  Proposal to amend the 1999 Employee Stock Purchase Plan to           [  ]      [  ]          [  ]
increase the number of shares of Genzyme Biosurgery Division common stock by 100,000 shares.

5.  Proposal to amend the 1998 Director Stock Option Plan to increase    [  ]      [  ]          [  ]
the number of shares of Genzyme General Division common stock available for grant by 125,000 shares.

6.  Proposal to amend the 1998 Director Stock Option Plan to increase    [  ]      [  ]          [  ]
the number of shares of Genzyme Biosurgery Division common stock available for grant by 200,000 shares.

7.  Proposal to amend the 1998 Director Stock Option Plan to increase    [  ]      [  ]          [  ]
the number of shares of Genzyme Molecular Oncology Division
common stock available for grant by 150,000 shares.

8.  Proposal to approve the 2001 Equity Incentive Plan.                  [  ]      [  ]          [  ]



Signature: ___________________ Date: ________        Signature: ___________________ Date: ________
                                                                  (if held jointly)


NOTE: Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

              ANNUAL MEETING OF STOCKHOLDERS OF GENZYME CORPORATION

                             THURSDAY, MAY 31, 2001

--------------------------------------------------------------------------------
                            PROXY VOTING INSTRUCTIONS
--------------------------------------------------------------------------------

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS:

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    GENZYME BIOSURGERY DIVISION COMMON STOCK

By signing this proxy, I appoint Henri A. Termeer, Michael S. Wyzga and Peter Wirth, and each of them acting singly, my attorney and proxy, with full power of substitution, to vote on my behalf all of the shares of Genzyme Biosurgery Division common stock that I am entitled to vote at the Annual Meeting of Stockholders to be held on May 31, 2001, and at any adjournments of the meeting. This proxy revokes any earlier proxy I have signed with respect to these shares.

If properly executed, this proxy will be voted in the manner you specify. If no specification is made, your shares of Genzyme Biosurgery stock will be voted FOR each of the proposals. The proxies are authorized to vote your shares, in their discretion, on any other matter that is properly brought before the meeting.

                     PLEASE SIGN AND MAIL YOUR PROXY TODAY.

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.  Proposal to elect two directors.

NOMINEES:         Douglas A. Berthiaume     [  ] FOR               [  ] WITHHELD

                  Henry E. Blair            [  ] FOR               [  ] WITHHELD


                                                                         FOR     AGAINST       ABSTAIN

2.  Proposal to amend the corporate charter to increase the number       [  ]      [  ]          [  ]
of authorized shares of Genzyme General Division common stock from 200,000,000 to 500,000,000 shares.

3.  Proposal to amend the 1999 Employee Stock Purchase Plan to           [  ]      [  ]          [  ]
increase the number of shares of Genzyme General Division common stock by 400,000 shares.

4.  Proposal to amend the 1999 Employee Stock Purchase Plan to           [  ]      [  ]          [  ]
increase the number of shares of Genzyme Biosurgery Division common stock by 100,000 shares.

5.  Proposal to amend the 1998 Director Stock Option Plan to increase    [  ]      [  ]          [  ]
the number of shares of Genzyme General Division common stock available for grant by 125,000 shares.

6.  Proposal to amend the 1998 Director Stock Option Plan to increase    [  ]      [  ]          [  ]
the number of shares of Genzyme Biosurgery Division common stock available for grant by 200,000 shares.

7.  Proposal to amend the 1998 Director Stock Option Plan to increase    [  ]      [  ]          [  ]
the number of shares of Genzyme Molecular Oncology Division
common stock available for grant by 150,000 shares.

8.  Proposal to approve the 2001 Equity Incentive Plan.                  [  ]      [  ]         [  ]



Signature: ___________________ Date: ________        Signature: ___________________ Date: ________
                                                                  (if held jointly)

NOTE: Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.